EXHIBIT 99.2


                  CERTIFICATION PURSUANT TO 18 U.S.C. SECTION
   1350 AS ADOPTED PURSUANT TO SECTION 302 OF THE SABANES-OXLEY ACT OF 2002


I, Soloman Lam, Chief Executive and Chief Financial Officer, certify that:

   1.     I have reviewed this report on Form 10-K of Newport International
          Group Inc.
   2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, not misleading with respect to the period covered by this amended report;
   3. Based on my knowledge, the consolidated financial statements, and other financial information included in this amended annual report, fairly present in all material respects the financial conditions, results of operations and cash flows of the registrant as of, and for, the periods presented in this amended annual report;
   4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures ( as defined in Exchange Act Rules 13a-14 and 15d-14 ) for the registrant and we have:
          a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to use by others within those entities, particularly during the period in which this annual report is being prepared;
          b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this amended annual report ( the "Evaluation Date" ); and
          c) Presented in this amended annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;
   5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function ) ;
          a) all significant deficiencies in the design of operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and
   6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls r in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weakness.



                                              /s/ Soloman Lam
                                              -------------------------------
                                              Chief Financial Officer and
                                              Chief Executive Officer
                                              May 21, 2003.